Exhibit 3.2

As Amended and Restated as of February 24, 2023

AMENDED AND RESTATED

BY-LAWS

OF

W. R. BERKLEY CORPORATION

ARTICLE I
OFFICES
Section 1.        The registered office ~~shall be in the City of~~ of the corporation shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street, Corporation Trust Center, Wilmington, DE, 19801, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation, unless otherwise established by the board of directors and a certificate certifying the change is filed in the manner provided by statute.
Section 2.        The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.        All meetings of the stockholders for the election of directors shall be held in the Town of Greenwich, State of Connecticut, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.        Annual meetings of stockholders shall be held on ~~the first day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 1:00 p.m., or at such other date and time as shall be designated from time to time by~~such date, and at such time as the board of directors shall each year fix and stated in the notice of the meeting, at which they shall elect by a vote in accordance with Article III hereof a board of directors, and transact such other business as may properly be brought before the meeting.
Section 3.        At the sole discretion of the board of directors, subject to applicable provisions of the General Corporation Law of the State of Delaware, the certificate of incorporation, these by-laws and/or the policies and procedures the board of directors may adopt, a meeting of the stockholders may be conducted in whole or in part by electronic transmission by and to the corporation, electronic video screen communication, conference telephone or other means of remote communication. Written notice of the annual meeting stating the place, date and hour of the meeting, and, if the board of directors has authorized participation by means of remote communication in accordance with these by-laws, the means of remote communication to be used, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
Section 4.        The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting~~, during ordinary business hours,~~ for a period of at least ten days prior to the meeting, either ~~at a place within the city where the meeting is to be held, which place shall be specified in~~(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or~~, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.~~ (ii) during ordinary business hours, at the principal place of business of the corporation.
Section 5.        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
Section 6.        Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.
Section 7.        Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 8.        The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 9.        When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, except as otherwise provided with respect to the election of directors as provided in Article III hereof, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.
Section 10.        Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Section 11.        Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which white proxy card shall be reserved for the exclusive use by the corporation.
Section 12.        ~~Section 11.~~ Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 13.        The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Meetings of stockholders shall be presided over by the chairman of the board of directors, if there shall be one, or in his or her absence, or if there shall not be a chairman of the board of directors, the chief executive officer.  The board of directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the chairman of the board of directors or the chief executive officer is unable to do so for any reason.   Except to the extent inconsistent with any rules and regulations adopted by the board of directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.
Section 14.        Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the board of directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place.  Notice need not be given of any such adjourned or postponed meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of these by-laws shall be given to each stockholder of record entitled to vote at the meeting.  If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the board of directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with these by-laws, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.

ARTICLE III
DIRECTORS
Section 1.        The number of directors which shall constitute the whole ~~Board~~board of directors shall not be less than three (3) nor more than fifteen (15). The ~~Board~~board of directors shall be divided into three classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the ~~Board of Directors~~board of directors or by the stockholders at the ~~Annual Meeting~~annual meeting. Upon expiration of the term of office of each class, the number of directors in such class shall be elected for a term of three years to succeed the directors whose terms of office expire. Directors need not be stockholders.
The directors shall be elected at the ~~Annual Meeting~~annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified. Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock and except as provided in Section 2 of this Article III, each director shall be elected by the vote of a majority of the votes cast with respect to the director; provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees exceeds the number of directors to be elected. For purposes of this Article III, a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.
Section 2.        Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.        The board of directors may authorize director terms shorter than three years. Any director may resign at any time upon notice in writing, including by electronic transmission, to the board of directors or to the chairman of the board, the chair of the nominating and corporate governance committee or the secretary. Except as provided in the corporation’s corporate governance guidelines in connection with an incumbent director who is nominated for election and is not reelected or as otherwise specified in such notice, such resignation shall take effect at the time specified therein and no acceptance of such resignation shall be necessary to make it effective. No director may be removed except as provided in the certificate of incorporation.
Section 4.        ~~Section 3.~~ The business of the corporation shall be managed by, or under the direction of, its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 5.        ~~Section 4.~~ The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 6.        ~~Section 5.~~ The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
Section 7.        ~~Section 6.~~ Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
Section 8.        ~~Section 7.~~ Special meetings of the board may be called by the chairman of the board on ~~three days’~~one day’s or other reasonable notice to each director~~, either personally or by mail or by telegram~~ by telephoning, delivery by hand or via courier, faxing, emailing or sending by similar form of telecommunication notice or electronic transmission; special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of two directors.
Section 9.        Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors or of such committee, as the case may be, by means of conference telephone, video or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.
Section 10.        ~~Section 8.~~ At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 11.        ~~Section 9.~~ Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings, including the electronic transmissions, are filed with the minutes of proceedings of the board or committee.
COMMITTEES OF DIRECTORS
Section 12.        ~~Section 10.~~ The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the ~~Certificate of Incorporation~~certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the ~~Certificate of Incorporation~~certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.
Section 13.        A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the board of directors. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the board of directors when required. The board of directors may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these by-laws, and each committee may adopt its own rules and regulations, to the extent not inconsistent with these by-laws or rules and regulations adopted by the board of directors.
Section 14.        ~~Section 11.~~ Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
COMPENSATION OF DIRECTORS
Section 15.        ~~Section 12.~~ Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at such meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
NOTICES
Section 1.        Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder in his capacity as such, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may also be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Notices to directors may also be given by facsimile, overnight delivery or electronically.
Section 2.        Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, ~~signed by the person or persons entitled to said notice~~or by fax or similar form of telecommunication or electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these by-laws.
ARTICLE V
OFFICERS
Section 1.        The officers of the corporation shall be chosen by the board of directors and shall include a chairman of the board (who may be an executive chairman), a chief executive officer, a president, a secretary and a treasurer, and may include a chief operating officer, one or more vice-presidents (which term includes executive, senior and assistant vice presidents), one or more assistant secretaries and assistant treasurers and such other officer positions as may be determined by the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.
~~Section 2. The board of directors shall annually choose a president, one or more vice-presidents, a secretary, a treasurer and such other as officers as they may determine.~~
Section 2.        ~~Section 3.~~ The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
~~Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.~~
Section 3.        ~~Section 5.~~ The officers of the corporation shall hold office until their successors are chosen and qualify, or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
THE CHAIRMAN/EXECUTIVE CHAIRMAN OF THE BOARD
Section 4.        ~~Section 6.~~ The chairman of the board shall preside at all meetings of the stockholders and the board of directors and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these by-laws. The chairman of the board shall see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board may be designated as executive chairman of the board, with such powers and duties regarding the management of the business of the corporation as may be assigned to him by the board of directors. The chairman of the board may be (but shall not be required to be) the chief executive officer and/or any other executive officer or non-executive officer of the corporation, as may be prescribed by these by-laws.
The executive chairman, if any, shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE CHIEF EXECUTIVE OFFICER
Section 5.        ~~Section 7.~~ The chief executive officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall also perform such other duties and have such other powers as the board of directors may from time to time prescribe. In the absence of the chairman or executive chairman of the board, or in the event of his inability or refusal to act, the chief executive officer shall perform the duties of the chairman or executive chairman of the board, and when so acting, shall have all the powers of and be subject to all the restrictions upon such person. The chief executive officer may be (but shall not be required to be) the chairman or executive chairman of the board, the president of the corporation and/or any other executive officer or non-executive officer of the corporation, as may be prescribed by these by-laws.
The chief executive officer shall have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE PRESIDENT
Section 6.        ~~Section 8.~~ The president shall administer the affairs of the corporation and, together with the chief executive officer of the corporation, have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall perform such other duties and have such other powers as the board of directors or chief executive officer (or, in the absence of the chief executive officer, the executive chairman) may from time to time prescribe. The president may be (but shall not be required to be) the chairman or executive chairman of the board, the chief executive officer, the chief operating officer and/or any other executive officer or non-executive officer of the corporation, as may be prescribed by these by-laws. If the president is also the chief executive officer of the corporation, the board of directors may (but shall not be required to) appoint a chief operating officer, as may be prescribed by these by-laws.
THE CHIEF OPERATING OFFICER
Section 7.        ~~Section 9.~~ The chief operating officer, if any, shall, together with the president of the corporation, administer the affairs of the corporation and shall perform such other duties and have such other powers as the board of directors or chief executive officer (or, in the absence of the chief executive officer, the executive chairman) may from time to time prescribe.
THE VICE-PRESIDENTS
Section 8.        ~~Section 10.~~ In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice president, then in the following order: executive vice president, senior vice president, vice president, with the order within each category designated by the board of directors, or in the absence of such designation, in order of tenure as an officer of the corporation) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or chief executive officer (or, in the absence of the chief executive officer, the executive chairman) may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARY
Section 9.        ~~Section 11.~~ The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or ~~president~~chief executive officer (or, in the absence of the chief executive officer, the executive chairman), under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
Section 10.        ~~Section 12.~~ The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors or chief executive officer (or, in the absence of the chief executive officer, the executive chairman) (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 11.        ~~Section 13.~~ The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or chief executive officer (or, in the absence of the chief executive officer, the executive chairman).
Section 12.        ~~Section 14. He~~The treasurer shall disburse the funds of the corporation as may be ordered by, or on behalf of the board of directors, ~~taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or~~the executive chairman or the chief executive officer, and shall provide to the executive chairman, the chief executive officer and, when the board of directors so ~~requires~~requests, the board of directors, an account of all his transactions as treasurer and of the financial condition of the corporation.
~~Section 15. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.~~
Section 13.        ~~Section 16.~~ The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or chief executive officer (or, in the absence of the chief executive officer, the executive chairman) may from time to time prescribe.
ARTICLE VI
~~CERTIFICATE OF~~ STOCK
Section 1.        Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, (i) the chairman or vice-chairman of the board of directors, or the chief executive officer, or the president ~~or a vice-president and~~and (ii) an executive vice president, or the treasurer or an assistant treasurer, or the secretary or an assistant secretary ~~of~~, or the ~~corporation~~chief financial officer, certifying the number of shares owned by him in the corporation, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 2.        Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 3.        If the board of directors chooses to issue shares of stock without certificates, the corporation, if required by the Delaware General Corporation Law, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. The corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the corporation is permitted in accordance with applicable law. Except as otherwise provided by law or these by-laws, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
LOST CERTIFICATES
Section 4.        ~~Section 3.~~ The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFERS OF STOCK
~~Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.~~
Section 5.        Transfer of shares represented by certificates shall be made on the books of the corporation upon surrender to the corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law. Shares that are not represented by a certificate shall be transferred in accordance with applicable law. Subject to applicable law, the provisions of the certificate of incorporation and these by-laws, the board of directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.
FIXING RECORD DATE
Section 6.        ~~Section 5.~~ (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof~~, or to express consent to corporate action in writing without a meeting~~, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
(b)  In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the secretary of the corporation at the principal executive offices of the corporation, request the board of directors to fix a record date.  The board of directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the board of directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with Section 228(d) of the Delaware General Corporation Law.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.
REGISTERED STOCKHOLDERS
Section 7.        ~~Section 6.~~ The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall be express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE VII
GENERAL PROVISIONS
DIVIDENDS
Section 1.        Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 2.        Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
~~ANNUAL STATEMENT~~
~~Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.~~
CHECKS
Section 3.        ~~Section 4.~~ All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
Section 4.        ~~Section 5.~~ The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
Section 5.        ~~Section 6.~~ The corporation may adopt a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
~~AMENDMENTS~~
~~Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.~~
~~ARTICLE IX~~
STOCKHOLDER BUSINESS AND NOMINATIONS
Section 1.        ~~Notice of Stockholder Business and Nominations. (A)~~ Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an ~~Annual Meeting~~annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting delivered pursuant to Article II of these by-laws, (b) by or at the direction of the board of directors or (c) by any stockholder of the corporation who ~~is entitled to vote at the meeting, who~~ has complied with the notice procedures ~~set forth in clauses (2) and (3) of this paragraph (A)~~ and the other requirements set forth in Sections 1 and 3 of this ~~Section 1~~Article VIII and who was a stockholder of record at the time such notice was delivered to the secretary of the corporation~~.~~ and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, and, with respect to the nominations of persons for election to the board of directors, who has complied with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including Rule 14a-19 thereunder).
(2)        For nominations or other business to be properly brought before an ~~Annual Meeting~~annual meeting by a stockholder pursuant to clause (c) of paragraph ~~(A)~~(1) of this Section 1, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered in writing to the secretary at the principal executive offices of the corporation (i) with respect to the annual meeting of stockholders in 2023, not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s ~~Annual Meeting~~annual meeting, and (ii) with respect to each subsequent annual meeting of stockholders, not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the ~~Annual Meeting~~annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the stockholder to be timely must be so delivered (i) with respect to the annual meeting of stockholders in 2023, not earlier than the ninetieth day prior to such ~~Annual Meeting~~annual meeting and not later than the close of business on the later of the sixtieth day prior to such ~~Annual Meeting~~annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to each subsequent annual meeting of stockholders, not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. ~~Such stockholder’s notice shall set forth~~
(3)        Such stockholder’s notice shall set forth:
(a)        ~~(a)~~ as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”)~~ (including such person’s written consent to being named ~~in the proxy statement~~ as a nominee in any proxy statement relating to the meeting of stockholders and to serving as a director if elected), or any successor rule or regulation;
(b)        ~~(b)~~ as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, of the reasons for conducting such business at the meeting and ~~any material interest~~of the existence of any financial agreement, arrangement or understanding in such business ~~of~~proposal that such stockholder ~~and the~~, beneficial owner, if any, ~~on whose behalf the proposal is made~~or any of their respective affiliates or associates may have; ~~and~~
(c)        ~~(c)~~ as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(i) ~~(i)~~ the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner ~~and~~,
(ii) ~~(ii)~~ the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner~~.~~,
(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing,
(iv) a description of any agreement, arrangement or understanding, or any proposal thereof (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder and/or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation, and
(v) its written agreement to promptly provide to the corporation such other information or supporting documentation, whether relating to the stockholder, the nominee or otherwise, as the corporation may reasonably request.
(d)        a representation and agreement that the nominee has read and agrees, if elected, to comply with all of the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporate policies and guidelines applicable to directors (such policies to be provided by the secretary of the corporation at the written request of the stockholder),
(e)        a representation and agreement that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question,
(f)        a representation and warranty that the nominee’s candidacy or, if elected, board of director membership, would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded,
(g)        a copy of a fully completed and executed director questionnaire (including a statement detailing the nominee’s experience in matters of risk management and a statement of any position, affiliation or other arrangement between the nominee and any competitor of the corporation or any of its subsidiaries during the three years preceding the submission of such director questionnaire), and such other duly executed written representations and agreements by each person whom the stockholder proposes to nominate for election as a director as may be reasonably required by the corporation, such questionnaire, representations and agreements to be in the form provided by the secretary of the corporation at the written request of the stockholder;
(h)        a description of any compensatory, payment or other financial agreement, arrangement or understanding that has been entered into by, or on behalf of, such stockholder and/or such beneficial owner with any person or entity in connection with the nominee’s service or action as a director of the corporation; and
(i)        the information required to be provided pursuant to Rule 14a-19 under the Exchange Act.
~~(3)~~ (4)   Notwithstanding anything in the second sentence of paragraph (~~A)(~~2) of this Section 1 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least ~~seventy~~one hundred days prior to the first anniversary of the preceding year’s ~~Annual Meeting~~annual meeting (or seventy days with respect to the annual meeting of stockholders in 2023), a stockholder’s notice required by this Section 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.
Section 2.        ~~(B)~~ Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Article II of these by-laws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who ~~is entitled to vote at the meeting, who~~ has complied with the notice procedures and other requirements set forth in ~~this Section 1~~Section 1 paragraph (3), this Section 2 and Section 3, including the requirements of the Exchange Act, and the rules and regulations promulgated thereunder (including Rule 14a-19 thereunder) and who was a stockholder of record at the time such notice was delivered to the secretary of the corporation~~. Nomination by~~ and on the record date for the determination of stockholders ~~of persons for election to the board of directors may be made at such a~~entitled to notice of and to vote at such special meeting ~~of stockholders if the stockholder’s notice required by paragraph (A)(2) of this Section 1 shall have~~; such notice having been delivered in writing to the secretary at the principal executive offices of the corporation not earlier than the ~~ninetieth~~one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ~~sixtieth~~ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting.
Section 3.        ~~(C)~~ General. (1) Only persons who are nominated in accordance with the procedures set forth in this Article VIII, except as otherwise provided in Section ~~1~~2 of Article III, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this ~~Section 1.~~Article VIII.
(2)        A stockholder who has delivered a notice of nomination pursuant to this Article VIII shall concurrently with such notice certify in writing to the secretary of the corporation that such stockholder has fully complied with (and with respect to any items that, as of the date of such notice, compliance is not yet required, certify that such stockholder will fully comply on a timely basis) all of the requirements of these by-laws and of Rule 14a-19(a), including, for the avoidance of doubt, Rule 14a-19(a)(3), which provides that a stockholder soliciting proxies in support of director nominees other than the corporation’s nominees must solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, and shall, no later than five (5) business days prior to the date of the applicable meeting of stockholders or any adjournment, postponement, recess or rescheduling thereof, as well as at any other time upon the reasonable request of the secretary of the corporation, certify, in writing, his full compliance with these by-laws and Rule 14a-19, and provide evidence of such compliance as the corporation may reasonably request.
(3)        A stockholder providing notice of a proposed nomination for election to the board of directors or other business proposed to be brought before a meeting shall promptly update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and through and including the date of the meeting or any adjournment or postponement thereof. Such update and supplement shall be promptly delivered in writing to the secretary of the corporation at the principal executive offices of the corporation, and in all events not later than the commencement of the stockholder meeting. For purposes of this paragraph (3) of Section 3, “promptly” shall mean within two days.
(4)        Any failure to timely provide any information, update, supplement, or evidence pursuant to this Article VIII shall result in the nomination or other business proposal no longer being eligible for consideration at the meeting and any votes or proxies in respect of such nomination or business shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining a quorum (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that nominee’s election or other business proposal). If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees or other business proposal by such stockholder shall be ineligible for consideration at the meeting and any votes or proxies in respect of such nomination or business shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining a quorum (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that nominee’s election or other business proposal). In no event shall an adjournment or postponement of a special or annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described pursuant to this Article VIII.
(5)        Except as otherwise provided by law, the certificate of incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business ~~proposed~~proposal to be brought before the meeting was made in accordance with the procedures set forth in ~~this Section 1~~these by-laws and, if any proposed nomination or business is not in full compliance with ~~this Section 1~~these by-laws, to declare that such defective proposal or nomination shall be disregarded~~.~~, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining a quorum (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that nominee’s election or other business proposed).
(6)        Notwithstanding anything herein to the contrary, any notice, request, certification, update, supplement or other writing required to be delivered to the secretary of the corporation pursuant to these by-laws, including this Article VIII, must be delivered by mail or other physical delivery, and not by electronic transmission, to the secretary's attention at the principal executive offices of the corporation.
(7)        ~~(2)~~ For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(8)        ~~(3)~~ Notwithstanding the foregoing provisions of this ~~Section 1~~Article VIII, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this ~~Section 1~~Article VIII. Nothing in this ~~Section 1~~Article VIII shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE IX
AMENDMENTS
Section 1.        These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.